EXHIBIT 1.1
NISSAN AUTO LEASE TRUST 2010-A
$201,000,000
0.56080% Asset Backed Notes, Class A-1
$243,000,000
1.10% Asset Backed Notes, Class A-2
$256,000,000
1.39% Asset Backed Notes, Class A-3
$50,000,000
1.61% Asset Backed Notes, Class A-4
UNDERWRITING AGREEMENT
May 19, 2010
J.P. Morgan Securities Inc.
383 Madison Avenue, 31st Floor
New York, New York 10179
 as Representative of the several Underwriters
Dear Sir or Madam:
Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), hereby confirm their agreement with J.P. Morgan Securities Inc. (the “Representative”) and the several underwriters named in Schedule A hereto (together with the Representative, collectively, the “Underwriters”) with respect to the purchase by the Underwriters of $201,000,000 aggregate principal amount of 0.56080% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $243,000,000 aggregate principal amount of 1.10% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $256,000,000 aggregate principal amount of 1.39% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and $50,000,000 aggregate principal amount of 1.61% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes are referred to herein as the “Notes”), of Nissan Auto Lease Trust 2010-A, a Delaware statutory trust (the “Trust” or “Issuer”), which Notes the Depositor proposes to sell to the Underwriters under the terms and conditions herein.
     The Depositor was formed pursuant to a limited liability company agreement, dated as of October 29, 2001 (the “Depositor LLC Agreement”), among NMAC, as member (the “Depositor Member”), and H. Edward Matveld and Cheryl A. Lawrence, as special members.
     Simultaneously with the issuance of the Notes, the Depositor will cause the Trust to issue $197,568,199.56 aggregate principal amount of Asset Backed Certificates (the “Certificates”). The Notes and the Certificates shall collectively be referred to herein as the “Securities.” The

Notes will be issued pursuant to an indenture, dated as of May 25, 2010 (the “Indenture”), between the Trust and U.S. Bank National Association (“U.S. Bank”), as indenture trustee (in such capacity, the “Indenture Trustee”). The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of May 25, 2010 (the “Trust Agreement”), between the Depositor and Wilmington Trust Company (“WTC”), as owner trustee (in such capacity, the “Owner Trustee”). Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust. The Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.
     Pursuant to a trust agreement, dated as of July 7, 1998, among NILT Trust, as grantor and initial beneficiary (“NILT Trust”), NILT, Inc., as trustee (the “Titling Trustee”), WTC, as Delaware trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank, as trust agent (in such capacity, the “Trust Agent”), which was subsequently amended and restated by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among NILT Trust, NMAC, as servicer (in such capacity, the “Servicer”), the Titling Trustee, the Delaware Trustee and the Trust Agent, Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the “Trust Assets”).
     Pursuant to the 2010-A SUBI supplement to the Titling Trust Agreement, dated as of May 25, 2010 (the “2010-A SUBI Supplement”, and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), among the parties to the Titling Trust Agreement, the Titling Trustee will be directed by NILT Trust to establish a special unit of beneficial interest to be known as the “2010-A SUBI” (the “2010-A SUBI”). The Titling Trustee will allocate a portfolio consisting of the 2010-A Leases, the 2010-A Vehicles and certain other related assets to the 2010-A SUBI (collectively, the “2010-A SUBI Assets”). The Trust Assets (including the 2010-A SUBI Assets) will be serviced by the Servicer pursuant to a servicing agreement, dated as of March 1, 1999, as amended by the First Amendment to Servicing Agreement, dated as of January 3, 2001, and as supplemented by a 2010-A supplement, dated as of May 25, 2010 (collectively, the “Servicing Agreement”), in each case among the Titling Trust, NILT Trust and the Servicer.
     In connection with the creation of the 2010-A SUBI, the Titling Trust will issue to NILT Trust a certificate (the “SUBI Certificate”) representing a 100% beneficial interest in the 2010-A SUBI. Pursuant to a SUBI certificate transfer agreement, dated as of May 25, 2010 (the “SUBI Certificate Transfer Agreement”), between the Depositor and NILT Trust, NILT Trust will sell the SUBI Certificate to the Depositor. Pursuant to a trust SUBI certificate transfer agreement, dated as of May 25, 2010 (the “Trust SUBI Certificate Transfer Agreement”), between the Depositor and the Trust, the Depositor will sell the SUBI Certificate to the Trust. This Underwriting Agreement (this “Agreement”), the Indenture, the Trust Agreement, the Titling Trust Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Servicing Agreement, the Trust SUBI Certificate Transfer Agreement, the Agreement of Definitions (as defined in the following sentence), the control agreement, dated as of May 25, 2010 (the “Control Agreement”), among NMAC, the Trust and U.S. Bank, as Indenture Trustee, the secured party, and securities intermediary (in such capacity, the “Securities Intermediary”) and the trust administration agreement dated as of May 25, 2010 (the “Trust Administration Agreement”), among the Depositor, the Trust, the Indenture Trustee and

NMAC, as administrative agent are referred to herein collectively as the “Basic Documents.” Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of May 25, 2010, among the Trust, the Titling Trust, the Titling Trustee, NILT Trust, the Depositor, the Owner Trustee, NMAC, the Indenture Trustee, the Delaware Trustee and the Trust Agent (the “Agreement of Definitions”).
     Unless otherwise stated, references to “Section” mean Sections of this Agreement.
     NMAC and the Depositor hereby agree with the Underwriters as follows:
Section 1. Representations and Warranties.
     (a) Representations and Warranties by NMAC and the Depositor. Each of NMAC and the Depositor, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:
     (i) Registration Statement, Preliminary Prospectus and Final Prospectus. A registration statement and Amendment No. 1 and Amendment No. 2 thereto (File Nos. 333-147542 and 333-147542-01), including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of securities to be registered under such registration statement, has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Depositor and NMAC do not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or Rule 462(b).
     For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Depositor and NMAC have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Depositor and NMAC have advised the Representative that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Depositor and NMAC have advised the Representative that they propose to file, but have not filed, an additional registration statement, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).
     The initial registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement and all Incorporated Documents (as defined below) are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430B(f) under the Act. A preliminary prospectus supplement, dated May 17, 2010, relating to the Notes (the “Preliminary Prospectus Supplement”), and accompanied by the base prospectus, dated May 17, 2010 relating to the Notes (the “Base Prospectus”), will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A final prospectus supplement, dated May 19, 2010, relating to the Notes (the “Prospectus Supplement”), and accompanied by the Base Prospectus, will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”). As used herein, and for the sake of clarity, each of the term “Preliminary Prospectus” and “Final Prospectus” includes all static pool information disclosed therein in response to Item 1105 of Regulation AB (including, without limitation, the information disclosed in the Appendices to the Preliminary Prospectus Supplement and the Prospectus Supplement), whether or not such information is otherwise deemed to be part of the Preliminary

Prospectus or the Final Prospectus under the rules and regulations of the Commission (the “Rules and Regulations”).
     (ii) Compliance with Laws; Disclosures. (A) On the effective date of any Registration Statement whose time of effectiveness is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related effective date of the Registration Statement, subsequent to the date of this Agreement and on the Closing Date (as defined in Section 2(c) hereof), each such Registration Statement will conform, in all respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     As of 1:30 P.M. (New York time), May 19, 2010 (the “Date of Sale”), which shall be the date and time of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the pricing and price dependent information which appears in the Final Prospectus (the “Pricing Information”), did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the Pricing Information, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Closing Date, the Final Prospectus, as amended and supplemented as of such dates, will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     The three preceding paragraphs do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Final Prospectus based upon Underwriter Information (as defined herein) or that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.

     (iii) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s), individually.
     (iv) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Owner Trustee on behalf of Trust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against the consideration therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and Trust Agreement.
     (v) Description of Notes and Basic Documents. The Notes and each of the Basic Documents conform in all material respects to the description thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and will be in substantially the respective forms previously delivered to the Representative.
     (vi) SUBI Certificate. The SUBI Certificate conforms in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and the SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.
     (vii) No Investment Company Registration. None of NMAC, the Depositor, NILT Trust, the Titling Trust or the Trust is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (viii) Allocation of 2010-A SUBI Assets. At or prior to the Closing Date, the Titling Trustee will have allocated 2010-A Leases and 2010-A Vehicles as 2010-A SUBI Assets that have an aggregate Securitization Value as of the Cut-Off Date equal to

$1,444,126,673.11, and each of the 2010-A Leases and 2010-A Vehicles allocated as a 2010-A SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement and the Servicing Agreement.
     (ix) Payment of Taxes Fees and Other Charges. Any material taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the other Basic Documents and any other agreements contemplated herein or therein shall have been paid or will be paid at or prior to the Closing Date to the extent then due.
     (x) Representations and Warranties. The representations and warranties of each of the Depositor, the Trust and NMAC in each Basic Document to which it is a party are true and correct in all material respects.
     (xi) Independent Public Accountants. Ernst & Young LLP are independent public accountants with respect to the Depositor within the meaning of the Act and the Rules and Regulations.
     (xii) Not Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Notes was made, was not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.
     (xiii) Written Communications. Other than the Preliminary Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Depositor and NMAC, neither the Depositor nor NMAC (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.
     (xiv) No Other Contract Required. Neither the Depositor nor NMAC knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed or described as required.
     (b) Representations and Warranties of the Depositor and the Depositor Member. Each of the Depositor and NMAC, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c) and agrees with the Underwriters as follows:
     (i) Due Organization. The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-10.1 et seq. (the “Delaware Act”), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Depositor as a limited liability company have been made. The Depositor has power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. NMAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Depositor and NMAC is duly qualified as a foreign limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on its ability to perform its obligations under the Basic Documents.
     (ii) Depositor Member Interests. NMAC is the sole member of the Depositor and, at the Closing Date, NMAC will own its 100% membership interest in the Depositor free and clear of any Liens except as permitted by the Basic Documents.
     (iii) Absence of Defaults and Conflicts. Neither the Depositor nor NMAC is in violation of its organizational or charter documents, bylaws, or the Depositor LLC Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery and performance by each of the Depositor or NMAC, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Depositor or NMAC or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the transactions contemplated herein or on the Depositor’s or NMAC’s respective ability to perform its obligations under the Basic Documents, (ii) conflict with the Depositor’s or NMAC’s charter or bylaws or the Depositor LLC Agreement, as the case may be, or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Depositor’s or NMAC’s property or assets is subject, except for Liens that, individually or in the aggregate, will not have a material adverse effect on either of the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents.
     (iv) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented (exclusive of amendments or supplements after the date hereof), there is no action, suit or proceeding

(whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Depositor and NMAC, threatened, against or affecting the Depositor or NMAC that could reasonably be expected to have any material adverse effect on the Depositor or NMAC, respectively, with respect thereto.
     (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificate, (B) the issuance of the Securities or the offering and sale of the Notes, (C) the execution, delivery and performance by the Depositor or NMAC of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Depositor or NMAC of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Date.
     (vi) Possession of Licenses and Permits. Each of the Depositor and NMAC possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective duties under the Basic Documents; and neither the Depositor nor NMAC has received notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of either the Depositor or NMAC to perform its respective obligations under the Basic Documents.
     (vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and NMAC.
     (viii) Authorization of Basic Documents. As of the Closing Date, each of the Basic Documents to which any of the Depositor, NMAC or the Trust is a party and the Depositor LLC Agreement has been duly authorized, executed and delivered by each such entity, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Depositor and NMAC, as applicable, enforceable against such party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (ix) Leases. Each 2010-A Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2010-A Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where the failure to so comply would not have a material adverse effect on the Trust, with respect thereto.
     (c) Representations and Warranties of the Titling Trust and NILT Trust. NMAC, on behalf of the Titling Trust and NILT Trust, each to the extent indicated below, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:
     (i) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Titling Trust or NILT Trust, or in the ability of either of them to perform its respective obligations under each Basic Document to which either of them is a party or by which either of them may be bound.
     (ii) Due Organization of the Titling Trust and NILT Trust. Each of the Titling Trust and NILT Trust has been duly formed and is validly existing as a statutory trust in good standing under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of Titling Trust or NILT Trust, respectively, as a statutory trust have been made. Each of the Titling Trust and NILT Trust has the power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Titling Trust and NILT Trust is duly qualified as a foreign statutory trust to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents.
     (iii) Absence of Defaults and Conflicts. Neither the Titling Trust nor NILT Trust is in violation of its organizational or charter documents, bylaws, or applicable trust agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery, and performance by each of the Titling Trust or NILT Trust, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Titling Trust or NILT Trust or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents, (ii) conflict with the Titling Trust’s or NILT Trust’s organizational documents or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Titling Trust’s or NILT Trust’s property or assets, except for Liens that, individually or in the aggregate, will not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents.
     (iv) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (exclusive of any amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of NMAC, threatened, against or affecting any of the Titling Trust or NILT Trust that could reasonably be expected to have any material adverse effect with respect thereto.
     (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by the Titling Trust or NILT Trust of this Agreement, the SUBI Trust Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.
     (vi) Possession of Licenses and Permits. Each of the Titling Trust and NILT Trust possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a material adverse effect on the Titling Trust’s or NILT Trust’s ability to perform its respective obligations under the Basic Documents; and neither the Titling Trust nor NILT Trust has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of the Titling Trust or NILT Trust to perform its respective obligations under the Basic Documents.
     (vii) Authorization of Basic Documents. As of the Closing Date, each Basic Document to which any of the Titling Trust or NILT Trust is a party has been duly authorized, executed and delivered by the Titling Trust or NILT Trust, as the case may be, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Titling Trust and NILT Trust, as applicable, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (viii) Title to 2010-A SUBI Assets. At the time of execution and delivery of the 2010-A SUBI Supplement on the Closing Date, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will own the 2010-A Leases and hold marketable title to the 2010-A Vehicles, together with other rights relating to the 2010-A Vehicles and the 2010-A Leases being allocated as 2010-A SUBI Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).
     (ix) Absence of Assignment of 2010-A SUBI Assets. As of the Closing Date, the Titling Trust has not assigned to any Person any of its right, title or interest in any of the 2010-A Leases, related contract rights, 2010-A Vehicles or other related rights constituting the 2010-A SUBI Assets, or has obtained the release of each such prior assignment.
     (x) Allocation of 2010-A SUBI Assets. As of Closing Date, the Servicer has made the appropriate allocation of assets within the estate of the Titling Trust to the 2010-A SUBI required by the SUBI Trust Agreement.
     (xi) Leases. Each 2010-A Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2010-A Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where failure to so comply would not have a material adverse effect with respect thereto.
     (d) Officer’s Certificates. Any certificate respecting the Notes signed by any officer of the Depositor, NMAC or any of their respective Affiliates and delivered at the Closing Date to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Depositor, NMAC or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.
     (a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.
     (b) Purchase Price. The Notes are to be purchased by the Underwriters at a purchase price equal to (i) in the case of the Class A-1 Notes, 99.88000% of the aggregate principal amount thereof, (ii) in the case of the Class A-2 Notes, 99.79423% of the aggregate principal amount thereof, (iii) in the case of the Class A-3 Notes, 99.69554% of the aggregate principal amount thereof, and (iv) in the case of the Class A-4 Notes, 99.62031% of the aggregate principal amount thereof.
     (c) Payment. Against payment of the purchase price by wire transfer of immediately available funds to the Depositor, the Depositor will deliver the Notes to the Representative, for the account of the Underwriters, at the office of Mayer Brown LLP, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071-1503 or at such other place as shall be agreed upon by the Representative, the Depositor and NMAC, on May 25, 2010, at 10:00 a.m., Los Angeles time, or at such other time not later than seven full Business Days thereafter as the Representative and the Depositor determine, such time being herein referred to as the “Closing Date.” The Notes to be so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Notes shall be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the last Business Day prior to the Closing Date.
Section 3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.
Section 4. Covenants of NMAC and the Depositor. NMAC and the Depositor jointly and severally covenant with the Underwriters as follows:
     (a) Registration Statement, Preliminary Prospectus and Final Prospectus. The Depositor and NMAC will file the Preliminary Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Depositor and NMAC will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b). The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b) or Rule 462(b), as applicable.
     (b) Notice and Effect of Material Events. The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus or the Final Prospectus and will not effect any such amendment or supplement without the Representative’s reasonable consent. The Depositor will advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement, the Preliminary Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) Amendment to Preliminary Prospectus and Final Prospectus. If, during such time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 of the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus or the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Final Prospectus, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus or the Final Prospectus that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriters to, nor the delivery by the Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7, unless such consent specifically waives such conditions.
     (d) Earnings Statement. The Depositor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder); provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website or filing such monthly investor reports with the Commission on Form 10-D.
     (e) Copies of Registration Statements. The Depositor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
     (f) Copies of Reports. So long as any of the Notes are outstanding, the Depositor will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, and (ii) such additional information concerning the business and financial condition of the Depositor and the Trust as the Representative may from time to time reasonably request.
     (g) Qualification of Notes for Offer and Sale. The Depositor shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions in the United States as the Underwriters may reasonably designate in writing and shall maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that neither NMAC nor the Depositor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (h) Rating of Notes. The Depositor shall take all reasonable action necessary to enable Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Moody’s, the “Rating Agencies”) to provide the Class A-1 Notes with the highest short-term rating, and the remaining classes of the Notes with the highest long-term rating or its equivalent at the Closing Date.
     (i) Furnishing of Documents. To the extent, if any, that the rating provided with respect to the Notes by Moody’s or S&P is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish, and shall cause NMAC to furnish, such documents and take such other actions.
     (j) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Preliminary Prospectus and the Final Prospectus under “Use of Proceeds.”
     (k) Annual Statement of Compliance. For so long as the Depositor is filing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Issuer, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Indenture Trustee pursuant to the 2010-A Servicing Supplement, as soon as such statements and reports are furnished to the Indenture Trustee.
Section 5. Payment of Expenses. Except as otherwise agreed in writing by the parties hereto, the Depositor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Depositor’s and NMAC’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 4(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of each of the Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by Moody’s and S&P for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel. If the Underwriters, in accordance with the provisions of Section 7 or Section 11, terminate this Agreement, NMAC shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
Section 6. Covenant of the Underwriters. Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor and NMAC that other than the Preliminary Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Depositor and NMAC, without NMAC’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (B) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission, and (C) information customarily included in confirmations of sales of securities and notices of allocations (each such written communication, an “Underwriter Free Writing Prospectus”); and (ii) unless otherwise consented to by the Depositor or NMAC, no such Underwriter Free Writing Prospectus shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or NMAC shall be required to make any filing of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) — (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.
Section 7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and NMAC herein on the date hereof and at the Closing Date, to the accuracy of the statements of officers of the Depositor and

NMAC made pursuant to the provisions hereof, to the performance by the Depositor and NMAC of their respective covenants and other obligations hereunder and to the following additional conditions precedent:
     (a) Effective Time. If the time of effectiveness of the Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus and the Final Prospectus (including any amendments or supplements thereto as of such date) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. If the Effective Time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.
     (b) Accountants’ Comfort Letter. On or before the Closing Date, Ernst & Young LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.
     (c) Officers’ Certificates.
     (i) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Depositor representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (A) The representations and warranties of the Depositor in this Agreement are true and correct in all material respects, that the Depositor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (B) There has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented, (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its Affiliates, or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

     (ii) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:
     (A) The representations and warranties of NMAC in this Agreement are true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (B) There has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.
     (d) Opinion of In House Counsel for NMAC and the Depositor. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Alan Hunn, Esq., General Counsel of NMAC and the Depositor, in form and substance reasonably satisfactory to counsel for the Underwriters and to the effect (with such changes therein as counsel for the Underwriters shall reasonably agree) that:
     (i) Except as to the State of California (for which the opinions relative thereto shall be provided by the outside counsel specified below), NMAC is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on its ability to perform its obligations under the Basic Documents.
     (ii) Except as to the State of Delaware (for which the opinions relative thereto shall be provided by the outside counsel specified below) the Depositor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on its ability to perform its obligations under the Basic Documents.
     (iii) The Depositor LLC Agreement and any Basic Documents to which such entity is a party has been duly authorized, executed and delivered by NMAC and the Depositor, as applicable, and each of the Depositor and NMAC has the power and authority to enter into and perform its respective obligations under each Basic Document to which such entity is a party.
     (iv) There are no legal or governmental proceedings known by such counsel to be (i) pending for which NMAC or the Depositor has been served official notice of, to which the Depositor, NMAC, NILT Trust or the Titling Trust is a party or to which any property of the Depositor, NMAC, NILT Trust or the Titling Trust is the subject, or (ii) threatened or contemplated by governmental authorities or threatened by others, which proceedings in either clause (i) or (ii) of this paragraph (A) (whether individually or in the aggregate) are required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or (B)(1) assert the invalidity or unenforceability of all or part of any Basic Document, (2) seek to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) would materially and adversely affect the Depositor’s, NMAC’s, NILT Trust’s or the Titling Trust’s respective obligations under any Basic Document to which such entity is a party, or (4) (whether individually or in the aggregate) seeking adversely to affect the federal income tax attributes of the Notes as described in the Preliminary Prospectus and the Final Prospectus under the heading “Material Federal Income Tax Consequences.”
     (v) No order, consent, authorization or approval of any Texas or federal court or governmental authority or agency applicable to NMAC or the Depositor is required in connection with the issuance of the SUBI Certificate or the Securities or the offering or the sale of the Notes, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date. Such counsel need not express an opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles or any state or foreign securities laws or as may be required by any regional or local governmental authority (except for the opinions, as to qualification to transact business as a foreign corporation and good standing, set forth in clauses (i) and (ii) above).
     (vi) The execution, delivery and performance by each of NMAC and the Depositor of the Depositor LLC Agreement or any Basic Document to which such entity is a party, and the performance by each of them of their respective obligations thereunder, will not violate, result in a breach of or constitute (with or without notice or lapse of time or both) a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of (1) NMAC’s Articles of Incorporation or NMAC’s bylaws, (2) except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject, (3) to such counsel’s knowledge, any statute, rule, regulation or order of any Texas or federal body or any court, regulatory body or other governmental instrumentality having jurisdiction over the Depositor or NMAC or their respective properties that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Depositor or NMAC or to the transactions of the type contemplated by the Basic Documents, or (4) the Notes; excepting, in the case of clauses (2), (3) and (4) above, defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the ability of the Depositor or NMAC to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof.
     (vii) Nothing has come to such counsel’s attention that would cause him to believe that the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Preliminary Prospectus, as of its date and as of the Date of Sale (together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus), and the Final Prospectus as of the date of the Prospectus Supplement and as of the Closing Date (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.
     (viii) Each of NMAC, the Depositor, NILT Trust and the Titling Trust has obtained all necessary certificates, authorities, licenses, permits and other governmental authorizations required under the Federal law of the United States and the laws of the State of Texas necessary to conduct their respective businesses as described in the Preliminary Prospectus or the Final Prospectus, except where the failure to possess such certificates, authorities, licenses, permits and other governmental authorizations would not have a material adverse effect on the ability of the Depositor, NMAC, NILT Trust or the Titling Trust to perform their respective duties under the Basic Documents; and, to such counsel’s knowledge, none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of any of the Depositor, NMAC, NILT Trust or the Titling Trust to perform its respective obligations under the Basic Documents.
     (ix) No authorization, approval, consent, order or permit of any Texas or federal governmental agency or authority is required on the part of NMAC or the Depositor in connection with the execution and delivery of and performance by NMAC or the Depositor of any Basic Document to which it is a party, that the undersigned has, in the exercise of customary professional diligence, recognized as applicable to NMAC or the Depositor or to transactions of the type contemplated by the Basic Documents, except such as may be required under the Act or the Rules and Regulations and state securities laws and except for such authorizations, approvals or consents as are in full force and effect as of the effective date of the Registration Statement and the Closing Date.

     (e) Opinion of Counsel for NMAC and the Depositor. At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Mayer Brown LLP, special counsel for NMAC and the Depositor, in form and substance reasonably satisfactory to counsel for the Underwriters that:
     (i) NMAC is a corporation validly existing and in good standing under the laws of the State of California and has full corporate power and authority to execute, deliver and perform all of its obligations under the Basic Documents (other than the Trust Agreement) to which it is a party and, as of the Closing Date, to consummate the transactions contemplated thereby.
     (ii) Each of the Indenture, the SUBI Certificate Transfer Agreement, the Servicing Agreement, the Trust SUBI Certificate Transfer Agreement, the Control Agreement, the Trust Administration Agreement and the Agreement of Definitions, to which any of NMAC, the Depositor, NILT Trust, the Titling Trust or the Issuer is a party constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
     (iii) Each of the Notes is in due and proper form, and when executed, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified in this Agreement, each of the Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture.
     (iv) The Indenture has been duly qualified under the 1939 Act and complies as to form with the 1939 Act and the rules and regulations of the Commission thereunder.
     (v) None of the Trust Agreement, the Trust Agreement, dated as of July 7, 1998, as amended and restated by the Amended and Restated Trust Agreement, dated as of March 1, 1999, among NMAC, U.S. Bank, and WTC, nor the Titling Trust Agreement is required to be qualified under the 1939 Act.
     (vi) The Registration Statement, as of the effective date specified below (including the Final Prospectus, as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, as of such effective date), complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act, except that (i) such counsel expresses no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and (ii) except as and to the extent set forth in paragraphs (viii) and (ix) below, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus. The effective date referenced in this paragraph is May 19, 2010, which the Representative has informed such counsel is the earlier of the date the Final Prospectus was first used or the date and time of the first contract of sale of the Notes, and therefore was the date as of which the Final Prospectus is deemed to be part of and included in the Registration Statement.

     (vii) The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Final Prospectus have been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Final Prospectus and no proceedings for that purpose have been instituted.
     (viii) The statements in the Preliminary Prospectus, as of the Date of Sale, and the Final Prospectus, as of its date and as of the Closing Date, under the headings “Additional Legal Aspects of the Titling Trust and the SUBI”, “Additional Legal Aspects of the Leases and the Leased Vehicles” and “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.
     (ix) Each of the Basic Documents and the Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Final Prospectus.
     (x) None of NILT Trust, the Depositor, the Issuer or the Titling Trust is now, or immediately following the issuance of the Notes pursuant to the Indenture will be, required to be registered under the 1940 Act.
     (xi) Each Class A-1 Note is an “eligible security” as defined under Rule 2a-7 of the 1940 Act.
     (xii) The execution and delivery by each of NMAC, the Depositor and the Issuer of each Basic Document to which NMAC, the Depositor or the Issuer, as applicable, is a party does not, and the consummation by NMAC, the Depositor and the Issuer, respectively, of the transactions contemplated thereby to occur on the date of this opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state; provided that such counsel expresses no opinion with respect to any orders, consent, permits, approvals, filing or licenses related to the authority to sell motor vehicles, originate retail installment sale contracts or service retail installment sale contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.
     (xiii) To such counsel’s knowledge, there are no actions, proceedings or investigations, pending or threatened, to which the Issuer is a party or of which any property of the Issuer is the subject, required to be disclosed in the Preliminary Prospectus and the Final Prospectus, other than those disclosed therein, (i) asserting the invalidity of any Basic Document or the Notes; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document; (iii) that, if determined adversely to NMAC, the Depositor or the Issuer, would adversely affect the performance by NMAC, the Depositor or the Issuer of its respective obligations under, or the validity or enforceability of any Basic Document or the Notes; or (iv) seeking adversely to affect the Federal income tax attributes of the Notes as described in the Preliminary Prospectus and the Final Prospectus under the heading “Material Federal Income Tax Consequences.”
     (xiv) The Depositor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.
     (xv) The Notes will be characterized as indebtedness for U.S. federal income tax purposes and for Texas franchise tax purposes.
     (xvi) None of the Titling Trust, NILT Trust or the Trust will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
     (xvii) A purchaser of Notes who is not otherwise subject to Texas franchise tax will not become subject to the Texas franchise tax solely as a result of such purchaser’s ownership of the Notes.
     (xviii) The statements in the Preliminary Prospectus and the Final Prospectus under the heading, “Material Federal Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.
Such counsel’s opinions as to the legal, valid and binding nature and enforceability of any agreement or instrument are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally, and (ii) to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. In addition, such counsel expresses no opinion regarding: (i) any severability provision in the Basic Documents; or (ii) any provision of any Basic Documents that purports to (a) require a premium or make-whole payment in connection with a prepayment, (b) appoint any person as the attorney-in-fact of any other person, (c) provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (d) permit set-off in the absence of mutuality between the parties, (e) confer subject matter jurisdiction on a federal court to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, or (f) waive the right to jury trial or any right to object to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum. In addition, such counsel expresses no opinion regarding any Underwriter Free Writing Prospectus. The opinions of such counsel with respect to any agreement of the Depositor or NMAC to indemnify any person (including by way of contribution) are subject to the qualifications that any indemnity obligation may be limited by public policy considerations and may be subject to defenses available to sureties arising from actions of the indemnified party.

     (f) Negative Assurance Letter. At the Closing Date, Mayer Brown LLP, as special counsel to the Depositor and NMAC, shall deliver a letter to the Representative indicating that such counsel has reviewed the Registration Statement (as used in this Section 7(f), the term “Registration Statement” shall have the meaning set forth in such opinion) the Preliminary Prospectus and the Final Prospectus and participated in conferences with officers and representatives of the Depositor, NILT Trust, the Titling Trust and NMAC, officers and representatives of their independent public accountants, representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and such counsel has not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Preliminary Prospectus and the Final Prospectus involve matters of a non-legal nature. Subject to the foregoing, such counsel shall confirm to the Underwriters that, in the course of performing the services referred to above, nothing came to such counsel’s attention that caused such counsel to believe that (x) the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (y) the Preliminary Prospectus, as of the Date of Sale, considered together with the statements in the Final Prospectus with respect to blanks and other items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (z) the Final Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (except as otherwise specifically provided in such counsel’s opinion dated the Closing Date addressed to Representative relating to Federal income tax and in Sections 7(e)(viii) and (ix) above, to be delivered on the Closing Date, addressed to the Representative and others relating to enforceability, securities law and general corporate matters), and such counsel does not express any belief with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus.
     (g) Opinion of Special Delaware Counsel for NMAC and the Depositor. At the Closing Date, the Underwriters shall have received the favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel for NMAC, the Depositor and the Trust, dated as of Closing Date and in form and substance satisfactory for counsel to the Underwriters, substantially to the effect, among other things, that (with respect to each capitalized term used in this Section 7(g) and not defined in this Section 7(g), such terms shall have the meanings set forth in such opinion):

     (i) The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.
     (ii) Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), the Depositor’s Limited Liability Company Agreement dated as of October 29, 2001 (the “LLC Agreement”), and the Consent, the Depositor has all necessary limited liability company power and authority to execute and deliver the Basic Documents to which the Depositor is a party, and to perform its obligations thereunder.
     (iii) Under the LLC Act, the LLC Agreement and the Consent, the execution and delivery by the Depositor of the Basic Documents to which it is a party, and the performance by the Depositor of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.
     (iv) The execution, delivery and performance by the Depositor of the Basic Documents to which it is a party do not violate (i) the LLC Agreement, or (ii) any applicable Delaware law, rule or regulation.
     (v) The LLC Agreement constitutes a legal, valid and binding agreement of NMAC, as the Depositor’s sole member (the “Member”), and is enforceable against the Member, in accordance with its terms.
     (vi) If properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (i) in order for a person to file a voluntary bankruptcy petition on behalf of the Depositor, the prior affirmative vote of 100% of the board of managers of the Depositor, including all of the independent board of managers, as provided for in the LLC Agreement, is required, and (ii) such provision, contained in the LLC Agreement, that requires the prior affirmative vote of 100% of the board of mangers of the Depositor, including all of the independent board of mangers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Depositor, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.
     (vii) While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Depositor and the Member’s right to receive distributions of the Depositor’s assets (the “Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest. Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Depositor. Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Depositor.

     (viii) Under the LLC Act (i) the Depositor is a separate legal entity, and (ii) the existence of the Depositor as a separate legal entity shall continue until the cancellation of the LLC Certificate.
     (ix) Under the LLC Act and the LLC Agreement, the bankruptcy or dissolution of the Member will not, by itself, cause the Depositor to be dissolved or its affairs to be wound up.
     (x) A federal bankruptcy court would hold that Delaware law and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Depositor.
     (xi) The Certificate of Trust of the Trust has been duly filed with the Secretary of State of the State of Delaware. The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Trust Act”), and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under each Basic Document to which the Trust is a party and the Note Depository Agreement (collectively, the “Trust Documents”), to issue the Notes and to pledge the Owner Trust Estate to the Indenture Trustee as security for the Notes under the Indenture.
     (xii) The Notes, the Certificates and the Trust Documents have been duly authorized, executed and delivered by the Trust. The holders of the Certificates are entitled to the benefits of the Trust Agreement.
     (xiii) The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.
     (xiv) Neither the execution or delivery nor the performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.
     (xv) Neither the execution or delivery nor the performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.
     (xvi) Under § 3805(b) of the Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.
     (xvii) Under the Trust Act, the Trust is a separate legal entity and, assuming that the Trust SUBI Certificate Transfer Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Trust SUBI Certificate Transfer Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.
     (xviii) (A) The Financing Statement naming the Depositor as debtor and U.S. Bank National Association as Secured Party is in an appropriate form for filing in the State of Delaware; (B) Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement (as defined in such opinion) with the Division, the Secured Party will have a perfected security interest in the Depositor’s rights in that portion of the Assets (as defined in the Trust SUBI Certificate Transfer Agreement) in which a security interest may be perfected by the filing of a UCC financing statement with the Division (for purposes of this clause, the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof; and (C) The Search Report (as defined in such opinion) sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Depositor covering the Filing Collateral as defined in such opinion as of the Effective Time (as defined in such opinion). The Search Report identifies all persons who are secured parties who have filed with the Division a financing statement naming the Depositor as debtor and describing the Filing Collateral prior to the Effective Time.
     (xix) Under § 3805(c) of the Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Depositor in its capacity as such) has no interest in specific Trust property.
     (xx) Each of NILT Trust and the Titling Trust has been duly formed and is validly existing in good standing as a statutory trust under the Trust Act.
     (xxi) Under the Trust Act and the NILT Formation Documents, NILT Trust has all necessary statutory trust power and authority to execute and deliver, and to perform its obligations under, the Basic Documents to which it is a party. Under the Trust Act, the Nissan-Infiniti Formation Documents and the 2010-A SUBI Supplement, the Titling Trust has all necessary statutory trust power and authority to execute and deliver, and to perform its obligations under, the Basic Documents to which it is a party and to issue the 2010-A SUBI Certificate.
     (xxii) Under the Trust Act and the NILT Formation Documents, the execution and delivery by NILT Trust of the Basic Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary statutory trust action on the part of NILT Trust. Under the Trust Act, the Nissan-Infiniti Formation Documents and the 2010-A SUBI Supplement, the execution and delivery by the Titling Trust of the Basic Documents to which it is a party and the issuance of the SUBI Certificate, and the performance by it thereunder, have been duly authorized by all necessary statutory trust action on the part of the Titling Trust.

     (xxiii) The NILT Trust Agreement, the Titling Trust Agreement and the 2010-A SUBI Supplement are legal, valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms.
     (xxiv) The 2010-A SUBI Certificate has been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Titling Trust Agreement and the 2010-A SUBI Supplement, will be duly and validly issued and outstanding and entitled to the benefits of the Titling Trust Agreement and the 2010-A SUBI Supplement.
     (xxv) Under § 3805(b) of the Trust Act, no creditor of any holder of a UTI Certificate or a 2010-A SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of Titling Trust except in accordance with the terms of the Titling Trust Agreement and the 2010-A SUBI Supplement.
     (xxvi) Under § 3805(b) of the Trust Act, no creditor of any holder of a beneficial interest in NILT Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of NILT Trust except in accordance with the terms of the NILT Trust Agreement.
     (xxvii) Insofar as the Delaware UCC is applicable (without regard to conflict of laws principles), the 2010-A SUBI Certificate constitutes a “certificated security” within the meaning of Section 8-102 (a)(4) of the Delaware UCC.
     (xxviii) Insofar as Section 9-305(a)(1) of the Delaware UCC is applicable (without regard to conflicts of laws principles), a security interest in a “certificated security” is perfected pursuant to the laws of the jurisdiction in which such certificated security is located.
     (xxix) Neither the execution, delivery and performance by either of NILT Trust or the Titling Trust of the Basic Documents to which it is a party, nor the consummation by NILT Trust or the Titling Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware.
     (xxx) Neither the execution, delivery and performance by either of NILT Trust or the Titling Trust of the Basic Documents to which it is a party, nor the consummation by NILT Trust or the Titling Trust of the transactions contemplated thereby, is in violation of the NILT Trust Agreement or the Titling Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to either NILT Trust or the Titling Trust.
     (xxxi) [RESERVED].
     (xxxii) Assuming for U.S. federal income tax purposes that none of the Trusts (as defined in such opinion) nor the Depositor is classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for U.S. federal income tax purposes, (i) neither the Trusts nor the Depositor will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof (“Taxes”), other than gross receipts taxes imposed at a combined rate of 2.208% upon the lessor and lessee of tangible personal property leased for use within the State of Delaware and net income taxes imposed at various rates upon net income received from the lease of tangible personal property within the State of Delaware, and (ii) Noteholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Note.
     (xxxiii) (A) The Financing Statement (as defined in such opinion) naming the Trust as debtor and the Indenture Trustee as secured party (pursuant to the Indenture) is in an appropriate form for filing in the State of Delaware; (B) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of such Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral (as defined in the Indenture) in which a security interest may be perfected by the filing of a UCC financing statement with the Division (for purposes of this clause, the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, and the security interests of the Indenture Trustee will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC; and (C) The Search Report (as defined in such opinion) sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Trust, covering the Filing Collateral as of the Effective Time (as defined in such opinion). The Search Report identifies each secured party who has filed with the Division a financing statement naming the Trust as debtor and describing the Filing Collateral prior to the Effective Time.
     (h) Opinion of Special Bankruptcy and UCC Counsel to NMAC and the Depositor. At the Closing Date, the Underwriters shall have received the favorable opinion of Mayer Brown LLP, special bankruptcy and UCC counsel to NMAC, NILT Trust, the Depositor and the Trust, dated as of Closing Date and in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy and perfection of security interest matters.
     (i) Opinion of Counsel for U.S. Bank. At the Closing Date, the Underwriters shall have received the favorable opinion of Dorsey & Whitney LLP, counsel to U.S. Bank, as Indenture Trustee, Trust Agent and Securities Intermediary, dated as of Closing Date and in form and substance satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

     (i) U.S. Bank has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee, Trust Agent and Securities Intermediary under each Basic Document (as defined in such opinion) to which it is a party.
     (ii) Each Basic Document (as defined in such opinion) to which U.S. Bank is a party has been duly authorized, executed and delivered by U.S. Bank and constitutes the legal, valid and binding obligation of U.S. Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iii) The Notes have been duly authenticated and delivered by U.S. Bank in its capacity as Indenture Trustee under the Indenture.
     (iv) Neither the execution nor delivery by U.S. Bank of each Basic Document (as defined in such opinion) to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States of America governing the banking or trust powers of U.S. Bank.
     (v) The execution and delivery of each Basic Document (as defined in such opinion) to which U.S. Bank is a party and the performance by U.S. Bank of their terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States of America or, to the best of our knowledge, any existing order, judgment, writ, injunction or decree of any court or governmental authority governing the banking or trust powers of U.S. Bank, (B) the Amended and Restated Articles of Association or bylaws of U.S. Bank, or (C) to the best of such counsel’s knowledge, any indenture, lease, or material agreement to which U.S. Bank is a party or to which its assets are subject.
     (vi) All of the issued and outstanding capital stock of the Titling Trustee is owned by U.S. Bank, free and clear of any Liens.
     (j) Opinion of Counsel for Titling Trustee. At the Closing Date, the Underwriters shall have received the opinion of Dorsey & Whitney LLP, counsel to the Titling Trustee, dated as of Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, substantially to the effect that:
     (i) The Titling Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business, as presently conducted by it, and to enter into and perform its obligations as Trustee under each Basic Document (as defined in such opinion) to which it is a party.
     (ii) The shares of issued and outstanding capital stock of the Titling Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank, free and clear of any liens.
     (iii) Each Basic Document (as defined in such opinion) to which the Titling Trustee is a party has been duly authorized, executed and delivered by the Titling Trustee and constitutes the legal, valid and binding obligation of the Titling Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iv) The Titling Trustee is duly qualified as a foreign corporation to transact business and is in good standing in the States of California and New York (the “Trust States”).
     (v) The SUBI Certificate has been duly executed, authenticated and delivered by the Titling Trustee in its capacity as Trustee under the Titling Trust Agreement.
     (vi) Neither the execution nor delivery by the Titling Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Titling Trustee as contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law in the Trust States, except such notices and approvals as have been given and remain in effect on the date of the related opinion from such counsel.
     (vii) The execution and delivery of each Basic Document to which the Titling Trustee is a party and the performance by the Titling Trustee of their terms do not conflict with or result in a violation of (A) any federal law or regulation of the United States of America or, to the best of such counsel’s knowledge, any existing order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Titling Trustee, (B) the Certificate of Incorporation or bylaws of the Titling Trustee or, (C) to the best of such counsel’s knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Titling Trustee is a party or to which its assets are subject.
     (k) Opinion of Counsel for WTC. At the Closing Date, the Underwriters shall have received the opinion of Richards, Layton & Finger P.A., counsel to WTC, as Owner Trustee and Delaware Trustee, dated as of Closing Date and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect, among other things, that:
     (i) WTC is duly incorporated, validly existing and in good standing as a banking corporation under the laws of the State of Delaware.

     (ii) WTC has power and authority to execute, deliver and perform its obligations under each of the Trust Agreement and the Agreement of Definitions, and to consummate the transactions contemplated thereby.
     (iii) Each of the Trust Agreement and the Agreement of Definitions has been duly authorized, executed and delivered by WTC and constitutes a legal, valid and binding obligation of WTC.
     (iv) Neither the execution or delivery nor the performance by WTC of the Trust Agreement, the 2010-A SUBI Supplement or the Agreement of Definitions nor the consummation by WTC of any of the transactions contemplated thereby nor compliance by WTC with the terms or provisions of the Trust Agreement, the 2010-A SUBI Supplement or the Agreement of Definitions will violate any Delaware or United States federal law, rule or regulation governing the trust powers of WTC or WTC’s certificate of incorporation or by-laws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the United States governing the banking or trust powers of WTC other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.
     (v) Neither the execution or delivery nor the performance by WTC of the Trust Agreement, the 2010-A SUBI Supplement and the Agreement of Definitions nor the consummation of any of the transactions by WTC contemplated thereby, is to such counsel’s knowledge, without independent investigation, in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to WTC.
     (vi) To our knowledge, without independent investigation, there are no proceedings pending or threatened against WTC in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of WTC to enter into or perform its obligations under the Trust Agreement, the 2010-A SUBI Supplement and the Agreement of Definitions.
     (l) Tennessee Opinion. At the Closing Date, the Underwriters shall have received an opinion of Waller Lansden Dortch & Davis, LLP, special Tennessee tax counsel to the Depositor and NMAC, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:
     (i) The Trust is not subject to the Tennessee taxes imposed by T.C.A. §§ 67-2-101 et seq. (the “Hall Tax”) or T.C.A. §§ 67-4-701 et seq. (the “Business Tax”).
     (ii) If the Trust is subject to the Tennessee taxes imposed by T.C.A. §§67-4-2001 et seq. (the “Excise Tax”) or T.C.A. §§67-4-2101 et seq. (the “Franchise Tax”), any lien imposed on the Collateral by the State of Tennessee for a failure to pay Excise

Tax or Franchise Tax will be subordinate to a pre-existing, perfected security interest of the Indenture Trustee in the Collateral.
     (iii) The Notes are “bonds” under T.C.A. §67-2-101(1)(A) (2009) for purposes of the Hall Tax, and the interest paid by the Trust to the non-corporate holders of Notes who are Tennessee residents is taxable under the Hall Tax.
     (iv) Holders of Notes who are persons or entities who would otherwise be taxable under T.C.A. §67-2-102 (2009) but are not residents of the State of Tennessee are not subject to the Hall Tax.
     (v) Holders of Notes who would otherwise be taxpayers within the meaning of T.C.A. §67-4-2004(34) (2009) but are not doing business in the State of Tennessee within the meaning of T.C.A. §67-4-2004(12) (2009) are not subject to the Excise Tax, the Franchise Tax or the Business Tax and will not be treated as doing business within the State of Tennessee solely as a result of their interests in the Notes.
     (vi) With respect to the holders of Notes that are corporations subject to the Excise Tax, the Excise Tax characterization of the Notes and the distributions thereon will be the same as for United States federal income tax purposes.
     (vii) The Titling Trustee is qualified to do business and is in good standing as a foreign corporation under the laws of the State of Tennessee.
     (viii) The execution, delivery and performance by each of NMAC and the Depositor of the Depositor’s limited liability company agreement or any of the Basic Documents to which such entity is a party and the performance by each of them, of their respective obligations thereunder will not violate, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of any statutes, rules, regulations or judicial decisions of any executive, legislative, judicial, administrative or regulatory body of the State of Tennessee (and not including any regional or local governmental authority) having jurisdiction over the Depositor and NMAC (each, a “Tennessee Governmental Authority”) that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Basic Documents (“Applicable Law”), excepting defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the Depositor’s or NMAC’s ability to perform their respective obligations under the Basic Documents or on the validity or enforceability thereof.
     (ix) No order, certificate, permit, consent, approval, license, authorization or validation of, or filing, recording or registration with, any Tennessee Governmental Authority (“Tennessee Governmental Approval”) is required under Applicable Law on the part of NMAC or the Depositor in connection with the issuance of the 2010-A SUBI Certificate or the Securities or the offering or sale of the Notes, except (A) as may be required under the securities laws, rules or regulations of any Tennessee Governmental

Authority, (B) as have previously been obtained and are in full force and effect as of the Closing Date, and (C) as may be required relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles.
     (x) Each of NMAC, the Depositor, NILT Trust and the Titling Trust has obtained all necessary Tennessee Governmental Approvals under Applicable Law necessary to conduct the business now operated by it as described in the Final Prospectus, except where the failure to possess such Tennessee Governmental Approvals would not have a material adverse effect on the ability of NMAC, the Depositor, NILT Trust or the Titling Trust to perform their respective obligations under the Basic Documents, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such Tennessee Governmental Approval that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of NMAC, the Depositor, NILT Trust or the Titling Trust to perform its respective obligations under the Basic Documents.
     (m) Opinion of Counsel for the Underwriters. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.
     (n) Reliance Letters. Counsel to NMAC, the Depositor or the Titling Trustee shall provide reliance letters to the Representative, as representative of the Underwriters, relating to each legal opinion relating to the transactions contemplated by this Agreement rendered to the Owner Trustee, the Titling Trustee or any of the Rating Agencies (or the Representative, as representative for the Underwriters, shall be an addressee to each such legal opinion).
     (o) Maintenance of Rating. At the Closing Date, the Class A-1 Notes shall be rated by each Rating Agency in its highest short-term rating, the remaining classes of Notes shall be rated by each Rating Agency in its highest long-term rating, and NMAC and the Depositor shall have delivered to the Underwriters a letter dated the Closing Date from each Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings.
     (p) Additional Documents. At the Closing Date, counsel to the Underwriters shall have been furnished with such additional documents and additional opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by NMAC or the Depositor in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel for the Underwriters.
     (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor and NMAC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.
Section 8. Indemnification.
     (a) Indemnification of Underwriters. The Depositor and NMAC shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each a “Control Person”), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Depositor nor NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information (as defined below).
     (b) Indemnification of NMAC and the Depositor. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor and NMAC against any losses, claims, damages or liabilities to which the Depositor or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Depositor and NMAC acknowledge and agree that the only such written information furnished to the Depositor or NMAC by any Underwriter through the Representative consists of the following: the statements in the second and third paragraphs (concerning initial offering prices, concessions and reallowances) and in the ninth paragraph (concerning stabilizing and other activities) under the heading “Underwriting” in each of the Preliminary Prospectus Supplement and the Final Prospectus (collectively, the “Underwriter Information”).
     (c) Actions against Parties; Notification; Settlement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability that it may otherwise have to any Indemnified Party under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Depositor or the NMAC, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Depositor or the NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor and NMAC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or NMAC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) Obligations Cumulative. The obligations of the Depositor and NMAC under this Section shall be in addition to any liability that the Depositor or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor or NMAC, to each officer of the Depositor or NMAC who has signed the Registration Statement and to each person, if any, who controls NMAC or the Depositor within the meaning of the Act.
Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of NMAC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or one of its Control Persons, or by or on behalf of NMAC, the Depositor and their respective Affiliates, and shall survive delivery of the certificates to the Underwriters.
Section 10. Failure to Purchase the Notes. If any Underwriter or Underwriters default on its or their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or NMAC or any of its Affiliates, except as provided in Section 9.
     As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
Section 11. Termination of Agreement.
     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to NMAC and the Depositor, at any time at or prior to the Closing Date if there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Depositor, Nissan Motor Co., Ltd., Nissan North America, Inc. (“NNA”) or NMAC that, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities settlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.
     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.
Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered, sent by facsimile transmission or by e-mail and confirmed. Notices (i) to the Underwriters shall be directed to the Representative at J.P. Morgan Securities Inc., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: John Cho (facsimile number: (212) 834-6352); (ii) to NMAC shall be directed to it at P.O. Box 685011, Franklin, TN 37068-5011, Attention: Treasurer (facsimile number: (615) 725-1720) (e-mail: mark.wilten@nissan-usa.com and shishir.bhushan@nissan-usa.com); and (iii) to the Depositor shall be directed to it at One Nissan Way, Franklin, TN 37067, Attention: Treasurer (facsimile number: (615) 725-1720) (e-mail: mark.wilten@nissan-usa.com and shishir.bhushan@nissan-usa.com).
Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, NMAC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NMAC, the Depositor and their respective successors and the controlling persons, directors and officers referred to in Section 8 any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, NMAC, the Depositor and their respective successors, and the controlling persons, directors and officers referred to in Section 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
Section 14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

Section 15. Representation and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:
     (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus, the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Depositor or NMAC shall have any responsibility therefor;
     (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Depositor or NMAC has agreed to such actions and such actions have been taken;
     (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Depositor or NMAC or the Underwriters;
     (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus or the Final Prospectus and would not cause the Trust, the Depositor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus or the Final Prospectus for the Notes and (iii) an Underwriter Free Writing Prospectus in accordance with Section 6 of this Agreement, or (iv) such additional information, if any, as the Depositor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;
     (e) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (f) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.
Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
Section 17. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. No Bankruptcy Petition. Each Underwriter agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against NILT Trust, the Depositor, the Trustee, the Titling Trust, the Issuer, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.
Section 19. Acknowledgement. Each of NMAC and the Depositor hereby acknowledges that pursuant to this Agreement (a) the Underwriters are acting as principals and not as agents or fiduciaries of NMAC or the Depositor and (b) the engagement by NMAC and the Depositor of the Underwriters is as independent contractors and not in any other capacity. Furthermore, each of NMAC and the Depositor agrees that none of the Underwriters is advising NMAC, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of NMAC and the Depositor agrees that it is solely responsible for independently making its own judgments with respect to the matters covered by this Agreement (irrespective of whether any of the Underwriters has advised or is currently advising NMAC or the Depositor on other matters), and the Underwriters shall have no responsibility or liability to NMAC or the Depositor with respect to any legal, tax, investment, accounting or regulatory matters.
Section 20. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signatures follow on next page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to NMAC and the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, NMAC and the Depositor in accordance with its terms.

Very truly yours, NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation
By:	/s/ Christian Bauwens
	Name:	Christian Bauwens
	Title:	Treasurer

NISSAN AUTO LEASING LLC II, a Delaware limited liability company
By:	/s/ Christian Bauwens
	Name:	Christian Bauwens
	Title:	Treasurer

S-1

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES INC., as Representative of the Several Underwriters
By:	/s/ Billy Wong
Authorized Signatory

S-2

SCHEDULE A

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes
J.P. Morgan Securities Inc.	$100,500,000	$121,500,000	$128,000,000	$25,000,000
Citigroup Global Markets Inc.	40,200,000	48,600,000	51,200,000	10,000,000
Deutsche Bank Securities, Inc.	40,200,000	48,600,000	51,200,000	10,000,000
BNP Paribas Securities Corp.	4,020,000	4,860,000	5,120,000	1,000,000
Credit Agricole Securities (USA) Inc.	4,020,000	4,860,000	5,120,000	1,000,000
Greenwich Capital Markets, Inc.	4,020,000	4,860,000	5,120,000	1,000,000
HSBC Securities (USA) Inc.	4,020,000	4,860,000	5,120,000	1,000,000
SG Americas Securities, LLC	4,020,000	4,860,000	5,120,000	1,000,000

Total	$201,000,000	$243,000,000	$256,000,000	$50,000,000

A-1